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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                AURORA FOODS INC.
                                   AS AMENDED

                           - A Delaware Corporation -

        FIRST: Name. The name of the Corporation is Aurora Foods Inc.
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(hereinafter referred to as the "Corporation").

        SECOND: Registered Office and Registered Agent. The address of the
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registered office of the Corporation in the State of Delaware is The Corporation
Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation
Trust Company.

        THIRD: Purpose. The purpose of the Corporation is to engage in any
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lawful act or activity for which corporations may be organized under the
General Corporation Law of the State of Delaware.

        FOURTH: Capital Stock. The aggregate number of shares of stock which the
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Corporation shall have authority to issue is 275,000,000 shares, consisting of
250,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 25,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

        Each share of Common Stock issued and outstanding shall be entitled to one vote with respect to all matters upon which stockholders are entitled to vote, and the holder thereof shall be entitled to notice of any stockholders' meeting in accordance with the By-Laws of the Corporation and to vote upon such matters and in such manner as may be provided by law. Subject to the prior rights of Preferred Stock which may from time to time come into existence, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

        The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide for the issuance of shares of Preferred Stock in series by resolution or resolutions, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

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        (a) The number of shares constituting that series and the distinctive designation of that series;

        (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

        (c) Whether the shares of that series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

        (d) Whether the shares of that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange privilege, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

        (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

        (f) Whether the shares of that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

        (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

        (h) Any other relative rights, preferences and limitations of the shares of that series.

Except to the extent otherwise provided in the resolution or resolutions of the Board of Directors providing for the creation and initial issuance of shares of a particular series or expressly required by law, holders of shares of Preferred Stock of any series shall be entitled to one vote for each share thereof so held, shall vote share for share with the holders of the Common Stock without distinction as to class and shall not be entitled to vote separately as a class or series of a class. The number of shares of Preferred Stock authorized to be issued may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, but not below the number of shares of that series then outstanding, and the holders of the preferred Stock shall not be entitled to vote separately as a class or series of a class on any such increase or decrease. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

        FIFTH: Incorporator. The name and mailing address of the sole
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incorporator of the Corporation are Stephanie R. Greene, c/o Richards & O'Neil,
LLP, 885 Third Avenue, New York, New York 10022-4873.

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        SIXTH: Management of the Affairs of the Corporation. The following
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provisions relate to the management of the business and conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

        (a) The management of the business and the conduct of affairs of the Corporation shall be vested in its Board of Directors who shall have and may exercise all powers of the Corporation and do all such lawful acts and things as are not by law, this Certificate of Incorporation or the By-Laws directed or required to be exercised or done by the stockholders. The election of directors may be conducted in any manner provided in the By-Laws of the Corporation, and need not be by written ballot;

        (b) The Board of Directors shall have the power to make, adopt, alter, amend, or repeal the By-Laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-Laws made by the Board of Directors.

        SEVENTH: Reorganization. Whenever a compromise or arrangement is
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proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of (s)291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of (s)279 of Title 8 of the Delaware Code ordering a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        EIGHTH: Liability of Directors. No director of the Corporation shall be
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liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (I) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "DGCL") or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date hereof to authorize Corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall automatically be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the provisions of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article EIGHTH prior to the time of such repeal or modification.

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        NINTH: Indemnification of Directors and Officers. The Corporation shall,
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to the fullest extent permitted by the DGCL, as the same may be amended or supplemented, indemnify any and all directors and officers of the Corporation whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person. If the DGCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action providing for additional indemnification of directors and officers, then the Corporation shall provide for such indemnification to the fullest extent permitted by the DGCL, as so amended from time to time. No repeal or modification of this Article NINTH shall adversely affect any right or protection of any person otherwise entitled to indemnification by virtue of this Article NINTH prior to the time of such repeal or modification.

        TENTH: Amendment. From time to time any of the provisions of this
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Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

        ELEVENTH: Books. The books of the Corporation may (subject to any
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statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors of the Corporation.

        TWELFTH: Business Combinations, Etc. The Corporation hereby elects not
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to be subject to the provisions of Section 203 of the DGCL.

        THIRTEENTH: Action by Stockholders. If at any time the Corporation shall
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have a class of stock registered pursuant to the Securities Exchange Act of
1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

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